Sun Communities, Inc. Provides Preliminary Assessment of Hurricane Ian Impact

Your publication date and time will appear here. | Source: Sun Communities, Inc.

Southfield, MI, Oct. 04, 2022 (GLOBE NEWSWIRE) -- Sun Communities, Inc. (NYSE: SUI) (the “Company” and “Sun”), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas, is providing a preliminary assessment of the impact of Hurricane Ian on the Company’s properties in Florida.

The Company has access to all its properties and assessments are in the early stages. Restoration and cleanup activities have begun at all affected properties. Convoys of supplies, food, travel trailers, and trucks, all assembled and organized by Sun team members, have been delivered to Sun’s Florida properties. The Company continues to evaluate the impact of the storm.

Three RV properties in the Fort Myers area, comprising approximately 2,500 sites, sustained significant flooding and wind damage from the hurricane. Additionally, the sea wall and docks at one marina in the area were damaged. At other affected MH and RV properties, most of the damage appears to be limited to trees, roofs, fences, skirting, and carports. At other affected marina properties, docks, buildings, and landscaping sustained limited wind and water damage.

The Company maintains property, casualty, flood, and business interruption insurance for its portfolio of communities, subject to customary deductibles and limits. Additionally, through its *Sun Unity* program, the Company has launched a charitable giving campaign for hurricane relief with a matching corporate contribution.

“Our thoughts and support go out to all those impacted by Hurricane Ian. Nothing matters more than the safety of our residents, guests, and team members. By having a comprehensive Hurricane Preparedness Plan, our team members are ready for situations such as this unfortunate event. Sun will continue to do all we can to help those affected by this natural disaster get access to the resources they need to recover from this storm," said Executive Vice President of Operations and Sales, Bruce Thelen. "We are extremely proud of the heroic and selfless efforts of our team. We are especially grateful to our team members on the ground committed to providing their unwavering support to restore our properties to full operation."

About Sun Communities, Inc.

Sun Communities, Inc. is a REIT that, as of June 30, 2022, owned, operated, or had an interest in a portfolio of 661 developed MH, RV and marina properties comprising over 180,300 developed sites and over 45,900 wet slips and dry storage spaces in 39 states, Canada, Puerto Rico and the UK.

Forward Looking Statements:

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include risks related to natural disasters, such as hurricanes, earthquakes, floods, droughts and wildfires; existing or potential supply chain disruptions; the effects of the COVID-19 pandemic and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; national, regional and local economic climates; wars and other international conflicts; difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; the ability to maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; changes in market rates of interest; changes in foreign currency exchange rates; the ability of purchasers of manufactured homes and boats to obtain financing; and the level of repossessions by manufactured home and boat lenders. Further details of potential risks that may affect the Company are described in the Company's periodic reports filed with the U.S. Securities and Exchange Commission, including in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to re�ect changes in the Company's assumptions, expectations of future events, or trends. For Further Information at the Company: Fernando Castro-Caratini Chief Financial Of�cer (248) 208-2500 www.suncommunities.com